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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference into Post-Effective Amendment No. 1 to the Registration Statement of Maine & Maritimes Corporation on Form S-8 (Reg. No. 333-103749) of our report dated February 28, 2004 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10K of Maine Public Service Company for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 24, 2006

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  Exhibit 23.2